Calculation of Filing Fee Tables
S-3
ROLLINS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	457(o)	20,000,000	$ 57.50	$ 1,150,000,000.00	0.0001381	$ 158,815.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,150,000,000.00		$ 158,815.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 158,815.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) The proposed maximum aggregate offering price has been calculated based on 20,000,000 shares multiplied by $57.50 per share, the public offering price. (b) The registrant previously paid filing fees of $1,244,294.37 with respect to the securities registered pursuant to the Registration Statement on Form S-3 filed by the registrant on June 5, 2023 (Registration No. 333-272422), which is being applied to the registrant's total registration fee for this offering.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-3	333-272422	06/05/2023		$ 158,815.00
Fee Offset Sources		Rollins Inc	S-3	333-272422		06/05/2023						$ 158,815.00
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The registrant previously paid filing fees of $1,244,294.37 with respect to the securities registered pursuant to the Registration Statement on Form S-3 filed by the registrant on June 5, 2023 (Registration No. 333-272422), which is being applied to the registrant's total registration fee for this offering.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A